EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-85744, 333-07541, 333-85131, 333-65812, 333-84356, 333-102185, 333-112815 and 333-131703) and Forms S-3 (Nos. 333-69999, 333-53484 and 333-98475) of Abaxis, Inc. of our reports dated June 14, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ Burr Pilger Mayer, Inc.
San Jose, California
June 14, 2010